                                                                   EXHIBIT 10.90


                               SECURITY AGREEMENT

                                   dated as of

                                 April 23, 2001

                                      among

                          WILLIAMS COMMUNICATIONS, LLC,

                      WILLIAMS COMMUNICATIONS GROUP, INC.,

                           THE SUBSIDIARY LOAN PARTIES

                                       and

                              BANK OF AMERICA, N.A.
                             as ADMINISTRATIVE AGENT

SECTION 1.  Definitions.....................................................  1
SECTION 2.  Grant of Transaction Liens...................................... 11
SECTION 3.  General Representations and Warranties.......................... 14
SECTION 4.  Further Assurances; General Covenants........................... 16
SECTION 5.  Accounts........................................................ 18
SECTION 6.  Recordable Intellectual Property................................ 19
SECTION 7.  Investment Property............................................. 19
SECTION 8.  Controlled Deposit Accounts..................................... 20
SECTION 9.  Cash Collateral Accounts........................................ 21
SECTION 10. Operation of Collateral Accounts................................ 21
SECTION 11. Remedies upon Event of Default.................................. 23
SECTION 12. Application of Proceeds......................................... 24
SECTION 13. Fees and Expenses; Indemnification.............................. 26
SECTION 14. Authority to Administer Collateral.............................. 28
SECTION 15. Limitation on Duty in Respect of Collateral..................... 28
SECTION 16. General Provisions Concerning the Administrative Agent.......... 29
SECTION 17. Termination of Transaction Liens; Release of Collateral......... 30
SECTION 18. Additional Secured Obligations.................................. 31
SECTION 19. Notices......................................................... 32
SECTION 20. No Implied Waivers; Remedies Not Exclusive...................... 33
SECTION 21. Successors and Assigns.......................................... 33
SECTION 22. Amendments and Waivers.......................................... 33
SECTION 23. Choice of Law................................................... 33
SECTION 24. Waiver of Jury Trial............................................ 33
SECTION 25. Severability.................................................... 34
SECTION 26. Additional Lien Grantors........................................ 34
SECTION 27. Effectiveness................................................... 34

SCHEDULES:

       SCHEDULE 1 Equity Interests in Restricted Subsidiaries Owned by Original Lien Grantors

       SCHEDULE 2 Investment Property (other than Equity Interests in Subsidiaries) Owned by Original Lien Grantors

       SCHEDULE 3   Broadband Media Assets

EXHIBITS:

       EXHIBIT A    Security Agreement Supplement

       EXHIBIT B    Perfection Certificate

       EXHIBIT C    Deposit Account Control Agreement

       EXHIBIT D    Issuer Account Control Agreement

       EXHIBIT E    Securities Account Control Agreement

       EXHIBIT F    Copyright Security Agreement

       EXHIBIT G    Patent Security Agreement

       EXHIBIT H    Trademark Security Agreement

                          SECURITY AGREEMENT

         AGREEMENT dated as of April 23, 2001 among WILLIAMS COMMUNICATIONS, LLC, WILLIAMS COMMUNICATIONS GROUP, INC., THE SUBSIDIARY LOAN PARTIES and BANK OF AMERICA, N.A., as Administrative Agent.

         WHEREAS, the Borrower and Holdings have entered into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower has borrowed funds and intends to continue to borrow funds for the purposes set forth therein;

         WHEREAS, the Borrower and Holdings are willing to secure their respective obligations under the Credit Agreement by granting, and causing the Subsidiary Loan Parties to grant, Liens on their respective assets as specified herein to the Administrative Agent as provided in the Collateral Documents;

         WHEREAS, as of the date hereof, Holdings ceases to be a subsidiary of The Williams Companies, Inc.;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions.

         (a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in Sections 1(b) or 1(c) have, as used herein, the respective meanings provided for therein.

         (b) Terms Defined in UCC. As used herein, each of the following terms
(i) if it is defined in both the Current UCC and the Revised UCC, has the meaning specified in the Current UCC until the UCC Revision Date and the meaning specified in the Revised UCC on and after the UCC Revision Date or (ii) if it is defined in the Revised UCC but not in the Current UCC, has the meaning specified in the Revised UCC at all times:

Term                           Current UCC            Revised UCC
----                           -----------            -----------
Account                        9-106                  9-102
Authenticate                   not defined            9-102
Chattel Paper                  9-105                  9-102
Deposit Account                not defined            9-102
Document                       9-105                  9-102
Entitlement Holder             8-102                  8-102

Entitlement Order              8-102                  8-102
Equipment                      9-109                  9-102
Financial Asset                8-102 & 103            8-102 & 103
General Intangibles            9-106                  9-102
Instrument                     9-105                  9-102
Inventory                      9-109                  9-102
Investment Property            9-115                  9-102
Letter-of-Credit Right         not defined            9-102
Payment Intangible             not defined            9-102
Record                         not defined            9-102
Securities Account             8-501                  8-501
Securities Intermediary        8-102                  8-102
Security                       8-102 & 103            8-102 & 103
Security Entitlement           8-102                  8-102
Supporting Obligations         not defined            9-102

         (c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

         "Borrower" means Williams Communications, LLC, a Delaware limited liability company.

         "Cash Collateral Account" has the meaning set forth in Section 9 hereof.

         "Cash Distributions" means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) received in cash upon or with respect to any Collateral.

         "Collateral" means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Administrative Agent pursuant to the Collateral Documents. When used with respect to a specific Lien Grantor, the term "Collateral" means all its property on which such a Lien is granted or purports to be granted.

         "Collateral Accounts" means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

         "Collateral Documents" means this Agreement, the Security Agreement Supplements, the Control Agreements, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, control agreements, or similar instruments delivered pursuant to the Loan Documents.

         "Contingent Secured Obligation" means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature or unliquidated at such time, including any Secured Obligation that is:

                  (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it;

                  (ii) an obligation under a Hedging Agreement to make payments that cannot be quantified at such time;

                  (iii) any other obligation that is contingent in nature at such time; provided that contingent obligations under general indemnification provisions (such as Section 10.03 of the Credit Agreement) and the like as to which no claim is pending or reasonably foreseeable shall not be treated as Contingent Secured Obligations for purposes of administration of this Agreement; and

                  (iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

         "Control" has the following meanings:

                  (a) when used with respect to any Security or Security Entitlement, (i) before the applicable UCC Revision Date, the meaning specified in Current UCC Section 8-106 and (ii) on and after the applicable UCC Revision Date, the meaning specified in Revised UCC
         Section 8-106; and

                  (b) when used with respect to any Deposit Account, the meaning specified in Revised UCC Section 9-104.

         "Control Agreement" means any Deposit Account Control Agreement, Issuer Control Agreement or Securities Account Control Agreement.

         "Controlled Deposit Account" means a Deposit Account (i) that is subject to a Deposit Account Control Agreement or (ii) as to which the Administrative Agent is the Depositary Bank's "customer" (as defined in UCC
Section 4-104).

         "Controlled Securities Account" means a Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States of America and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Administrative Agent and such Securities Intermediary.

         "Copyright License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

         "Copyrights" means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement,
(ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

         "Copyright Security Agreement" means a Copyright Security Agreement, substantially in the form of Exhibit F, executed and delivered by a Lien Grantor in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Credit Agreement" means the Amended and Restated Credit Agreement dated as of September 8, 1999 among the Borrower (formerly known as Williams Communications, Inc.), Holdings, the Lenders party thereto, the Administrative Agent and The Chase Manhattan Bank, as syndication agent, as amended by Amendment No. 1 dated as of December 31, 1999, Amendment No. 2 dated as of December 31, 1999, Amendment and Restatement dated as of September 1, 2000 and Amendment No. 4 dated as of March 14, 2001, and as the same may hereafter be further amended from time to time.

         "Current UCC" means the UCC as in effect from time to time before the UCC Revision Date.

         "Deposit Account Control Agreement" means, with respect to any Deposit Account of any Lien Grantor, a Deposit Account Control Agreement substantially in the form of Exhibit C hereto (with any changes the Administrative Agent shall have approved, which approval shall not be unreasonably withheld) among such Lien Grantor, the Administrative Agent and the relevant Depositary Bank, set forth in an Authenticated Record, (i) to the effect that such Depositary Bank will comply with instructions originated by the Administrative Agent directing disposition of the funds in such Deposit Account without further consent by such Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depositary Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

         "Depositary Bank" means a bank at which a Controlled Deposit Account is maintained.

         "Eligible Transferee" means (i) a Receivables Subsidiary, or (ii) any other Person which is not a Subsidiary of Holdings or the Borrower.

         "Equity Interest" means (i) shares of its capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, (ii) any warrant, option or other right to acquire any Equity Interest described in this definition or (iii) any Security Entitlement in respect of any Equity Interest described in this definition.

         "Holdings" means Williams Communications Group, Inc., a Delaware corporation.

         "Intellectual Property" means any and all (i) Patents, (ii) Patent Licenses, (iii) Trademarks, (iv) Trademark Licenses, (v) Copyrights and (vi) Copyright Licenses, and all rights in or under any of the foregoing.

         "Intellectual Property Filing" means (i) with respect to any Patent, Patent License, Trademark or Trademark License, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Administrative Agent in such Recordable Intellectual Property.

         "Intellectual Property Security Agreement" means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

         "Issuer Control Agreement" means an Issuer Control Agreement substantially in the form of Exhibit D (with any changes that the Administrative Agent shall have approved, which changes shall not be unreasonably withheld).

         "Lien Grantors" means the Borrower, Holdings and the Subsidiary Loan Parties.

         "Mobile Goods" shall mean portable electric generators; construction equipment; repair equipment and tools; test equipment; items stored as spares; spooled cable; items shipped for replacement, repair, diagnostic testing or refund; items removed for salvage having a value of less than 5% of their original book value; property perfected on a nationwide basis (including wheeled vehicles, watercraft and aircraft) as long as it remains within the United States; and other items having an aggregate book value of no more than $1,000,000.

         "Moody's" means Moody's Investors Services, Inc.

         "Non-Contingent Secured Obligation" means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

         "Original Lien Grantor" means any Lien Grantor that grants a Lien on any of its assets hereunder on the Initial Collateral Date.

         "own" refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and "acquire" refers to the acquisition of any such rights.

         "Patent License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

         "Patents" means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

         "Patent Security Agreement" means a Patent Security Agreement, substantially in the form of Exhibit G, executed and delivered by a Lien Grantor in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Payroll Accounts" means any accounts owned by a Lien Grantor, so long as the only amounts on deposit therein are applied to pay payroll expenses of Holdings and its Subsidiaries payable in the ordinary course of business.

         "Perfection Certificate" means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Administrative Agent, and signed by an officer of such Lien Grantor.

         "Permitted Collateral Sale" has the meaning set forth in Section 17(b) hereof.

         "Permitted Liens" means (i) the Transaction Liens, (ii) Liens on a Specified Security securing a Permitted Specified Security Hedging Transaction with respect to such Specified Security and (iii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section
6.02 of the Credit Agreement.

         "Pledged", when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time.

         "Pledged Equity Interests Permitted Liens" has the meaning set forth in
Section 3(d).

         "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

         "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Lien Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

         "Receivables" means, with respect to any Lien Grantor, all Accounts owned by it and all other rights, titles or interests which, in accordance with GAAP would be included in receivables on its balance sheet (including any such Accounts and/or rights, titles or interests that might be characterized as Chattel Paper, Instruments or General Intangibles under the Uniform Commercial Code in effect in any jurisdiction), in each case arising from the sale, lease, exchange or other disposition of Inventory, and all of such Lien Grantor's rights to any goods, services or other property related to any of the foregoing (including returned or repossessed goods and unpaid seller's rights of rescission, replevin, reclamation and rights to stoppage in transit), and all collateral security and supporting obligations of any kind given by any Person with respect to any of the foregoing.

         "Recordable Intellectual Property" means each (i) Patent, (ii) Patent License, (iii) Trademark, (iv) Trademark License, (v) Copyright and (vi) Copyright License, which is of material importance to the conduct of the business of any Lien Grantor or otherwise has material economic value to a Lien Grantor by virtue of existing or prospective revenues from the licensing thereof and/or prosecution of claims for infringement thereof.

         "Related Transferred Rights" means (i) Transferred Receivables, (ii) rights to payment and collections in respect of such Transferred Receivables,
(iii) security interests or Liens and property subject thereto purporting to secure or guarantee payment of such Transferred Receivables, (iv) guarantees, letters of credit, acceptances, insurance and other arrangements from time to time supporting or securing payment of such Transferred Receivables, (v) all invoices, documents, books, records and other information with respect to such Transferred Receivables or the obligors thereon, (vi) with respect to any such Transferred Receivables, the transferee's interest in the product (including returned product), the sale of which by such transferee gave rise to such Transferred Receivables and (vii) all Proceeds of the items described in the foregoing clauses.

         "Release Conditions" means the occurrence of the following conditions for terminating all the Transaction Liens:

                  (i) all Commitments under the Credit Agreement shall have expired or been terminated;

                  (ii) all Non-Contingent Secured Obligations shall have been paid in full; and

                  (iii) no Contingent Secured Obligation shall remain outstanding.

         "Revised Article 9" means revised Article 9 of the Uniform Commercial Code as set forth in the 1998 Official Text thereof; provided that, when used with respect to any jurisdiction on or after the date when revised Article 9 (with or without local changes therein) first becomes effective in such jurisdiction, "Revised Article 9" refers to Article 9 as in effect in such jurisdiction from time to time.

         "Revised UCC" means (i) before the UCC Revision Date, the Uniform Commercial Code as set forth in the 1998 Official Text thereof and (ii) on and after the UCC Revision Date, the Uniform Commercial Code as in effect from time to time in the State of New York.

         "S&P" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies.

         "Secured Agreement", when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Restricted Subsidiary and/or rights of the holder with respect to such Secured Obligation.

         "Secured Obligations" means:

         (a) with respect to the Borrower, all principal of all Loans outstanding from time to time under the Credit Agreement, all reimbursement obligations with respect to all Letters of Credit issued from time to time under the Credit Agreement, all interest (including Post-Petition Interest) on such Loans and reimbursement obligations, all other amounts now or hereafter payable by the Borrower pursuant to the Loan Documents, all obligations of the Borrower designated as additional "Secured Obligations" pursuant to Section 18 and any renewals, extensions or refundings of any of the foregoing; and

         (b) with respect to any Subsidiary Loan Party, its "Guaranteed Obligations" under the Subsidiary Guaranty, all obligations of such Subsidiary Loan Party designated as additional "Secured Obligations" pursuant to Section 18 and any renewals, extensions or refundings of any of the foregoing.

         "Secured Parties" means the permitted holders from time to time of the Secured Obligations.

         "Securities Account Control Agreement" means, when used with respect to a Securities Account, a Securities Account Control Agreement substantially in the form of Exhibit E (with any changes that the Administrative Agent shall have approved, which approval shall not be unreasonably withheld) among the relevant Securities Intermediary, the relevant Lien Grantor and the Administrative Agent to the effect that such Securities Intermediary will comply with Entitlement

Orders originated by the Administrative Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.

         "Securities Act" has the meaning set forth in Section 3(d) hereof.

         "Security Agreement Supplement" means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Administrative Agent for the purpose of adding a Restricted Subsidiary as a party hereto pursuant to the Credit Agreement and/or adding additional property to the Collateral, whether as a result of a Collateral Event or otherwise.

         "Trademark License" means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

         "Trademarks" means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them,
(iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

         "Trademark Security Agreement" means a Trademark Security Agreement, substantially in the form of Exhibit H, executed and delivered by a Lien Grantor in favor of the Administrative Agent for the benefit of the Secured Parties.

         "Transaction Liens" means the Liens granted by the Lien Grantors under the Collateral Documents.

         "Transferred Receivables" means any Receivables that have been sold, contributed or otherwise transferred to an Eligible Transferee in connection with a Permitted Receivables Financing.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

         "UCC Revision Date" means the date when Revised Article 9 first becomes effective in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC Revision Date" means the date when Revised Article 9 first becomes effective in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. Such provisions often refer to the relevant date as the "applicable UCC Revision Date".

         (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word "property" shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 2. Grant of Transaction Liens.

         (a) Each Lien Grantor, in order to secure the Secured Obligations, grants to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Lien Grantor whether now owned or existing or hereafter acquired or arising and regardless of where located, subject to the exceptions set forth in Section 2(b):

                  (i) all Accounts;

                 (ii) all Chattel Paper;

                (iii) all Deposit Accounts;

                 (iv) all Documents;

                  (v) all Equipment (other than any Equipment subject to a Lien permitted under Section 6.02 (iv), (v) and (x) of the Credit Agreement, but only so long as such Lien secures any Indebtedness (including Capital Lease Obligations) the proceeds of which have been applied to finance the acquisitions and/or construction of such Equipment);

                 (vi) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

                (vii) all Instruments;

               (viii) all Inventory;

                 (ix) all Investment Property;

                  (x) all Letter-of-Credit Rights;

                 (xi) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Lien Grantor pertaining to any of its Collateral;

                (xii) such Lien Grantor's ownership interest in (1) its Collateral Accounts, (2) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Collateral Accounts from time to time and (4) all other money in the possession of the Administrative Agent; and

               (xiii) all Proceeds of the Collateral described in the foregoing clauses (i) through (xii).

         (b) The Collateral shall not include:

                  (i) any Equity Interests in any Foreign Subsidiary or any Unrestricted Subsidiary;

                 (ii) any land or interest in land, including any ground lease, easement, right-of-way, license, use or possessory interest in, to or under land or water or any underground or underwater ductwork, tunnels, vaults, landing points or other structures in, to or under which fiber may be installed;

                (iii) any ADP Property;

                 (iv) any assets now or hereafter owned by the Borrower to the extent and only to the extent such assets are used solely by the Borrower's broadband media unit in its business of providing domestic and international transmission of live and non-live media content through integrated fiber-optic, satellite and teleport services to media content service providers, including any such asset constituting the application infrastructure referred to as "MediaXtranet(SM)" and those assets listed on Schedule 3; provided that any Specified Security shall not be excluded from the Collateral; provided further that in no event shall (i) fiber optic cable (including the optic fibers and sheathing), (ii) conduit, (iii) regenerator, terminal, splice and junction facilities for fiber optic cable, (iv) switching, electronic and optronic equipment and software to process signals and light the optic fibers ("Signal Equipment"), (v) racks, power, alarm, HVAC and other equipment and systems used to operate the Signal Equipment and
         (vi) other equipment, fixtures, inventory, parts and supplies relating to the Borrower's national intercity network be excluded from the Collateral. As of the Amendment No. 4 Effective Date, substantially all of the Borrower's broadband media unit operations are conducted through the Borrower's Vyvx Services division and the gross and net plant, property and equipment of the Borrower's broadband media unit are approximately $189.5 million and $97.0 million, respectively; and

                  (v) any assets subject to a Lien permitted under clauses (iv),
         (v), (viii) and (x) of Section 6.02(a) of the Credit Agreement but only if and for so long as the document granting or governing such Permitted Lien prohibits the granting of another Lien on such assets.

         (c) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

         (d) The Transaction Liens are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith.

         (e) Each Secured Party acknowledges that certain Collateral including customer lists is subject to confidentiality provisions applicable thereto.

         SECTION 3. General Representations and Warranties. Each Original Lien Grantor represents and warrants that:

         (a) Such Lien Grantor is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization or formation in its Perfection Certificate.

         (b) Schedule 1 lists all Equity Interests in Restricted Subsidiaries owned directly by such Lien Grantor as of the Initial Collateral Date. On the Initial Collateral Date, such Lien Grantor shall take such steps as may be necessary or as may be reasonably requested by the Administrative Agent to cause the Administrative Agent to have Control of all such Equity Interests which constitute Securities, including in the case of uncertificated Equity Interests which constitute Securities by entering into, or causing the relevant Issuer to enter into, an Issuer Control Agreement and, in the case of certificated Equity Interests, by delivering all stock certificates evidencing such Equity Interests (together with duly executed undated stock powers). On any date, the Equity Interests subject to the Transaction Liens constitute all Equity Interests in Restricted Subsidiaries owned directly by such Lien Grantor as of such date.

         (c) Schedule 2 lists, as of the Initial Collateral Date, (i) all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Restricted Subsidiaries, Unrestricted Subsidiaries and Foreign Subsidiaries) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements.

         (d) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens, (ii) with respect to any Specified Security, Liens thereon securing a Permitted Specified Security Hedging Transaction with respect to such Specified Security and (iii) any tax liens and judgment liens that are Permitted Liens (the Liens described in clauses (i), (ii) and (iii), collectively, the "Pledged Equity Interests Permitted Liens"). None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person except, with respect to any Pledged Equity Interest consisting of a Specified Security, any agreement entered into in order to consummate a Permitted Specified Security Hedging Transaction with respect to such Specified Security. Such Lien Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto except, with respect to any Pledged Equity Interest consisting of a Specified Security, any agreement entered into in order to consummate a Permitted Specified Security Hedging Transaction with respect to such Specified Security. Each Secured Party acknowledges and agrees that any disposition of Collateral consisting of securities that have not been registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), shall be subject to compliance therewith.

         (e) Such Lien Grantor has good title to all its Collateral (or, in the case of any Collateral that constitutes an interest in a lease or license, a good leasehold interest in such Collateral) (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Liens.

         (f) Such Lien Grantor has not performed any acts that might prevent the Administrative Agent from enforcing any of the provisions of the Collateral Documents or that would limit the Administrative Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Lien Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens. On or after the Initial Collateral Date, no Collateral owned by such Lien Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than pursuant to a Permitted Lien.

         (g) The Transaction Liens on all Collateral owned by such Lien Grantor
(i) have been validly created, (ii) will attach to each item of such Collateral on the Initial Collateral Date as to each Original Lien Grantor or the date on which it signs and delivers its first Security Agreement Supplement in the case of any other Lien Grantor (or, if such Lien Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Secured Obligations.

         (h) Such Lien Grantor has delivered a Perfection Certificate to the Administrative Agent. The information set forth therein is correct and complete as of the date thereof.

         (i) When UCC financing statements describing the Collateral as set forth in such Lien Grantor's Perfection Certificate have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor's Recordable Intellectual Property (including any future filings required pursuant to Sections 4(a) and 6), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements, (ii) the stamping of certificates of title with respect to any motor vehicles and aircrafts, and (iii) such Intellectual Property Filings, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Collateral Documents or is necessary for the validity or enforceability thereof or for the perfection of the Transaction Liens or for the enforcement of the Transaction Liens.

         (j) Such Lien Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors. On and after the applicable UCC Revision Date, such Lien Grantor will also take, and continue to take, all actions necessary under the UCC to perfect its interest in any Payment Intangibles or promissory notes purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

         (k) Such Lien Grantor's Collateral is insured to the extent required by the Credit Agreement.

         (l) Solely if such Lien Grantor is the Borrower or Williams Local Network, Inc., such Lien Grantor is a "Transmitting Utility" (as defined in the
UCC). If such Lien Grantor is not the Borrower or Williams Local Network, Inc., such Lien Grantor is not a "Transmitting Utility" (as defined in the UCC).

         SECTION 4. Further Assurances; General Covenants. Each Lien Grantor covenants as follows:

         (a) Such Lien Grantor will, from time to time, at the Borrower's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and other filing of financing or continuation statements under the UCC) that from time to time may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to:

                  (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor's Collateral;

                 (ii) in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Administrative Agent to have Control thereof;

                (iii) enable the Administrative Agent and the other Secured Parties to obtain the full benefits of the Collateral Documents; or

                 (iv) enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor's Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Administrative Agent to execute and file such financing statements or continuation statements without such Lien Grantor's signature appearing thereon. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement; provided that such reproduction of this Agreement may be filed as a financing statement only if such Lien Grantor shall have failed to execute and deliver a UCC-1 financing statement promptly upon request of the Administrative Agent. Such Lien Grantor constitutes the Administrative Agent its attorney-in-fact to execute and file all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 17. The Borrower will pay the actual out-of-pocket costs of any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

         (b) Such Lien Grantor will not (i) change its name or corporate structure, (ii) change its location (determined as provided in Revised UCC
Section 9-307) or (iii) except as to Permitted Liens, become bound, as provided in Revised UCC Section 9-203(d) or otherwise, by a security agreement (except as a secured party) entered into by another Person, unless it shall have given the Administrative Agent prior notice thereof and taken such actions as the Administrative Agent may reasonably request in accordance with Section 4(d).

         (c) Before the applicable UCC Revision Date, such Lien Grantor will not change (i) the location of its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral (except Inventory in transit from one such location to another and Mobile Goods) from the applicable locations described in its Perfection Certificate, unless it shall have given the Administrative Agent prior notice thereof and taken such actions as the Administrative Agent may reasonably request in accordance with Section 4(d). It will not in any event change the location of any Collateral owned by it if such change would cause the Transaction Lien on such Collateral to lapse or cease to be perfected.

         (d) At least 10 days before it takes any action contemplated by Section 4(b) or 4(c), such Lien Grantor will ensure that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers from such Lien Grantor after it takes such action (except any applicable continuation statements that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Administrative Agent, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral to be owned by such Lien Grantor after it takes such action or the accuracy of such Lien Grantor's representations and warranties herein relating to such Collateral.

         (e) Such Lien Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral except as permitted pursuant to the terms of the Credit Agreement.

         SECTION 5. Accounts. Each Lien Grantor represents, warrants and covenants as follows:

         (a) Such Lien Grantor will use commercially reasonable efforts to cause to be collected from its account debtors, when due, all amounts owing under its Accounts (including delinquent Accounts, which will be collected in accordance with lawful collection procedures) and will apply all amounts collected thereon, forthwith upon receipt thereof, to the outstanding balances of such Accounts. Subject to the rights of the Administrative Agent and the other Secured Parties hereunder if an Event of Default shall have occurred and be continuing, such Lien Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) any extension or renewal of the time or times for payment, or settlement for less than the total unpaid balance, that such Lien Grantor finds appropriate in accordance with sound business judgment and (ii) refunds or credits, all in the ordinary course of business and consistent with such Lien Grantor's customary collection practices. The costs and expenses (including attorney's fees) of collection, whether incurred by such Lien Grantor or the Administrative Agent, shall be paid by such Lien Grantor.

         (b) If payments with respect to any of such Lien Grantor's Accounts are received in a lockbox or similar account, such Lien Grantor will, at all times from a date not later than 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) after the Initial Collateral Date, (i) cause such Account to be a Controlled Deposit Account and (ii) cause the relevant Depositary Bank to subordinate to the relevant Transaction Lien all its claims to such account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto). The Administrative Agent will instruct the relevant Depositary Bank to transfer funds credited to any such Account, as promptly as practicable after receipt thereof, to a concentration account which is a Controlled Deposit Account designated by such Lien Grantor; provided that, if an Event of Default shall have occurred and be continuing, the Administrative Agent may designate the Controlled Deposit Account to which such funds are transferred.

         (c) If an Event of Default shall have occurred and be continuing, such Lien Grantor will, if requested to do so by the Administrative Agent, promptly notify (and such Lien Grantor authorizes the Administrative Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Administrative Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Administrative Agent or its designee.

         SECTION 6. Recordable Intellectual Property. On the Initial Collateral Date (in the case of an Original Lien Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will sign and deliver to the Administrative Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. From time to time thereafter, whenever any Lien Grantor acquires any Recordable Intellectual Property or determines that any Intellectual Property owned by it has become Recordable Intellectual Property, it will promptly notify the Administrative Agent thereof and make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

         SECTION 7. Investment Property. Each Lien Grantor represents, warrants and covenants as follows:

         (a) Security Entitlements. Within 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) after the date this Agreement becomes effective as to such Lien Grantor, such Lien Grantor will, with respect to each Security Entitlement then owned by it, enter into (and use reasonable commercial efforts to cause the relevant Securities Intermediary to enter into) a Securities Account

Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Administrative Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Security Entitlement, such Lien Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account. The provisions of this subsection are subject to Sections 8(b). With respect to any Controlled Securities Account in which Merrill Lynch, Pierce, Fenner & Smith Incorporated is the Securities Intermediary, such Lien Grantor will not acquire any of the following assets: shares of ML Ready Assets Trust, USA Government and USA Treasury money market funds, non-listed limited partnership interests, annuities and life insurance contracts, and precious metals.

         (b) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens) and (ii) the Administrative Agent will have Control of such Security Entitlement.

         (c) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary's jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

         SECTION 8. Controlled Deposit Accounts. Each Lien Grantor represents, warrants and covenants as follows:

         (a) At all times 30 days (or such longer period, not exceeding 75 days, as the Administrative Agent may approve, such approval not to be unreasonably withheld) or more after the Initial Collateral Date, all cash owned by such Lien Grantor (other than cash to be deposited in a Payroll Account) will be deposited, upon or promptly after the receipt thereof, in one or more Controlled Deposit Accounts; provided that (i) cash subject to a Permitted Lien securing obligations other than Secured Obligations, (ii) cash on deposit in a Payroll Account and (iii) other cash balances aggregating not in excess of $1,000,000 may be maintained in Deposit Accounts which are not Controlled Deposit Accounts. Each Controlled Deposit Account will be operated as provided in Section 10.

         (b) In respect of each Controlled Deposit Account, the Depositary Bank's jurisdiction (determined as provided in Revised UCC Section 9-304) will at all times after the UCC Revision Date be a jurisdiction in which Revised
Article 9 is in effect.

         (c) On and after the applicable UCC Revision Date, so long as the Administrative Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank's right to deduct its normal operating charges and any uncollected funds previously credited thereto) except Liens arising under Permitted Specified Security Hedging Transactions.

         SECTION 9. Cash Collateral Accounts. (a) At any time while an Event of Default has occurred and is continuing, the Administrative Agent will establish with respect to each Lien Grantor an account (its "Cash Collateral Account"), in the name and under the exclusive control of the Administrative Agent, into which all amounts owned by such Lien Grantor that are required to be deposited therein upon the occurrence and during the continuance of an Event of Default pursuant to Section 2.05(j) of the Credit Agreement or any other provision of the Loan Documents (including Section 9(b)) shall be deposited from time to time. No Lien Grantor shall be required to (but any Lien Grantor may, at its option) deposit any amounts owed by it into its Cash Collateral Account unless an Event of Default has occurred and is continuing. Each Cash Collateral Account will be operated as provided in this Section and Section 10.

         (b) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall deposit in the Cash Collateral Account of each Lien Grantor:

                  (i) each Cash Distribution required by the provisions of the Loan Documents to be deposited therein; and

                  (ii) each amount realized or otherwise received by the Administrative Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Collateral Document.

         (c) At any time while no Event of Default has occurred and is continuing, upon request by the relevant Lien Grantor, the Administrative Agent shall withdraw any amounts on deposit in the Cash Collateral Accounts and return such amount to such Lien Grantor.

         SECTION 10. Operation of Collateral Accounts. (a) All Cash Distributions received with respect to assets held in any Collateral Account shall be deposited therein promptly upon receipt thereof.

         (b) Cash held in any Controlled Securities Account may, until withdrawn, be invested and reinvested in such Investments as the relevant Lien Grantor shall request from time to time; provided that, if an Event of Default shall have occurred and be continuing, Administrative Agent may select such Investments.

         (c) Cash held in any Controlled Deposit Account or Cash Collateral Account may, until withdrawn, be invested and reinvested in such Investments as the relevant Lien Grantor shall request from time to time; provided that (i) if an Event of Default shall have occurred and be continuing, the Administrative Agent may select such Cash Equivalent Investments and (ii) if such Cash Equivalent Investments are to be held in a Securities Account, either (x) the Administrative Agent is the Entitlement Holder with respect to such Cash Equivalent Investments or (y) the relevant Entitlement Holder and the relevant Securities Intermediary shall have theretofore entered into a Securities Account Control Agreement with respect to such Securities Account and delivered it to the Administrative Agent (which shall enter into the same).

         (d) With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 9 applies), the Administrative Agent will instruct the relevant Securities Intermediary or Depositary Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Administrative Agent rescinds such instruction. The Administrative Agent will not rescind such instructions unless directed to do so by the Required Lenders at a time when an Event of Default shall have occurred and be continuing.

         (e) No Lien Grantor will cause funds to be transferred from a Collateral Account to any other account owned by a Lien Grantor unless (i) such other account is a Collateral Account or (ii) subject to the rights of the Secured Parties upon the occurrence and during the continuance of an Event of Default, such funds constitute a payment that is not prohibited by the Credit Agreement; provided that, subject to subsection (d) above, a Lien Grantor may transfer funds from any Collateral Account (except a Cash Collateral Account) to any account of a Lien Grantor that is not a Collateral Account unless, immediately after such transfer, the aggregate amount held in all such accounts that are not Collateral Accounts (other than Payroll Accounts) would exceed $1,000,000.

         (f) If an Event of Default shall have occurred and be continuing, the Administrative Agent may (i) retain, or instruct the relevant Securities Intermediary or Depositary Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depositary Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 12.

         (g) If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal to be made pursuant hereto, the Administrative Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

         (h) Each Lien Grantor will maintain its lockbox accounts and general operating account with a Secured Party.

         SECTION 11. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Collateral Documents.

         (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Administrative Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in
Section 12 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 14. Each Secured Party acknowledges and agrees that (i) any disposition of Collateral consisting of securities that have not been registered under the Securities Act shall be subject to compliance therewith and (ii) the exercise of any rights or remedies with respect to any Collateral consisting of a contract or license or sublicense shall be subject to the provisions thereof (including any provisions regarding assignability or confidentiality, to the extent such provisions are not void or unenforceable).

         (c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing:

                  (i) the Administrative Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged Intellectual Property throughout the world for such term or terms, on such conditions and in such manner as the Administrative Agent shall reasonably determine; provided that such licenses or sublicenses do not conflict with any existing license or sublicense;

                 (ii) the Administrative Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged Intellectual Property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Administrative Agent and each other Secured Party from liability for, and agrees to hold the Administrative Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Administrative Agent's or such Secured Party's gross negligence or willful misconduct; and

                (iii) upon request by the Administrative Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Administrative Agent a power of attorney, in form and substance reasonably satisfactory to the Administrative Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor's Pledged Intellectual Property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement or with respect to any customer information, such Lien Grantor will supply to the Administrative Agent its know-how and expertise relating to the relevant Intellectual Property or the products or services made or rendered in connection with such Intellectual Property, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products or services.

         SECTION 12. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

                  first, to pay the reasonable expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Administrative Agent, and all expenses, liabilities and advances incurred or made by the Administrative Agent in connection with the Collateral Documents, and any other amounts then due and payable to the Administrative Agent pursuant to Section 13 or to the Administrative Agent pursuant to Section 10.03 of the Credit Agreement;

                  second, to pay the unpaid principal of the Secured Obligations ratably (or provide for the payment thereof pursuant to Section 12(b)), until payment in full of the principal of all Secured Obligations shall have been made (or so provided for);

                  third, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations and all facility and other fees payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

                  fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 12(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

                  finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that (i) any Collateral owned by a Subsidiary Loan Party and any Proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by any limitations in such Subsidiary Loan Party's Subsidiary Guarantee and (ii) with respect to any asset constituting "Collateral" and subject to a Lien permitted under clauses (iv),
(v), (viii) and (x) of Section 6.02(a) of the Credit Agreement, which Lien attached and was perfected prior to the time such asset became "Collateral", such Collateral and any Proceeds thereof shall be applied, to the extent required by the agreements governing such Lien, to repay the Indebtedness secured by such Lien, prior to any application thereof in accordance with this subsection (a). The Administrative Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

         (b) If at any time any portion of any monies collected or received by the Administrative Agent would, but for the provisions of this Section 12(b), be payable pursuant to Section 12(a) in respect of a Contingent Secured Obligation, the Administrative Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Administrative Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Administrative Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Administrative Agent as to the maximum ascertainable amount thereof, the

Administrative Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Administrative Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Cash Equivalent Investments. All such monies and Cash Equivalent Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 12(b) rather than Section 12(a). The Administrative Agent will hold all such monies and Cash Equivalent Investments and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Administrative Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 12(a) (i.e., clause second or fourth) were not paid in full, the Administrative Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 12(a). If (i) the holder of such Contingent Secured Obligation shall advise the Administrative Agent that no portion thereof remains in the category of a Contingent Secured Obligation and
(ii) the Administrative Agent still holds any amount held in trust pursuant to this Section 12(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Administrative Agent in the order of priorities set forth in Section 12(a).

         (c) In making the payments and allocations required by this Section, the Administrative Agent may rely upon information supplied to it pursuant to
Section 16(e). All distributions made by the Administrative Agent pursuant to this Section shall be final (except in the event of manifest error) and the Administrative Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

         SECTION 13. Fees and Expenses; Indemnification. (a) The Borrower will forthwith pay to the Administrative Agent, within 30 days of written demand therefor:

                  (i) the amount of any taxes that the Administrative Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon (other than Permitted Liens);

                 (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Administrative Agent may incur in connection with (x) the administration or enforcement of the Collateral Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Administrative Agent of any of its rights or powers under the Collateral Documents;

                (iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Administrative Agent and that shall have become due and payable in accordance with such written agreement; and

                 (iv) the amount required to indemnify the Administrative Agent for, or hold it harmless and defend it against, any loss, liability or expense (including the reasonable fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Administrative Agent in connection with the Collateral Documents, except to the extent that such loss, liability or expense arises from the Administrative Agent's gross negligence or willful misconduct or a breach of any duty that the Administrative Agent has under this Agreement (after giving effect to Sections 15 and 16).

Any such amount not paid to the Administrative Agent within said 30 day period will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to ABR Loans for such day.

         (b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Collateral Documents, the Borrower will pay such tax and provide any required tax stamps to the Administrative Agent or as otherwise required by law.

         (c) The Borrower shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") against, and hold each Indemnitee harmless from, any and all liabilities, losses, damages, costs and expenses of any kind (including reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) arising out of, or in connection with any and all Environmental Liabilities. Without limiting the generality of the foregoing, each Lien Grantor waives all rights for contribution and all other rights of recovery with respect to liabilities, losses, damages, costs and expenses arising under or related to Environmental Laws that it might have by statute or otherwise against any Indemnitee, except to the extent such Environmental Liabilities are directly attributable to such Indemnitee.

         SECTION 14. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Administrative Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Lien Grantor's Collateral:

                  (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

                  (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

                  (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof, and

                  (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Administrative Agent will give the relevant Lien Grantor at least ten days' prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. The Administrative Agent and each Lien Grantor agree that such notice constitutes "reasonable notification" within the meaning of Current UCC
Section 9-504(3). If any such notice is given after the UCC Revision Date, it shall (i) contain the information specified in Revised UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to Revised UCC Section 9-611(c); provided that, if the Administrative Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

         SECTION 15. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Administrative Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Administrative Agent in good faith or by reason of any act or omission by the Administrative Agent pursuant to instructions from the Administrative Agent, except to the extent that such liability arises from the Administrative Agent's gross negligence or willful misconduct.

         SECTION 16. General Provisions Concerning the Administrative Agent. (a) Authority. The Administrative Agent is authorized to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Collateral Documents and the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) Rights and Powers as a Secured Party. The institution serving as the Administrative Agent shall, in its capacity as a Secured Party, have the same rights and powers as any other Secured Party and may exercise the same as though it were not the Administrative Agent.

         (c) Authority to Rely on Certain Writings, Statements and Advice. The Administrative Agent shall be entitled to rely on, and shall not incur any liability for relying on, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely on any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountant or expert.

         (d) Sub-Agents and Related Parties. The Administrative Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Affiliates or its or their respective directors, officers, employees, agents and advisors. The exculpatory provisions of Section 15 and this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent.

         (e) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Collateral Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured

Agreement, the Administrative Agent will be entitled to rely on information from
(i) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Administrative Agent has not obtained such information from the foregoing sources, and (ii) the Borrower, to the extent that the Administrative Agent has not obtained information from the foregoing sources.

         (f) The Administrative Agent may refuse to act on any notice, consent, direction or instruction from the Administrative Agent or any Secured Parties or any agent, trustee or similar representative thereof that, in the Administrative Agent's opinion, (i) is contrary to law or the provisions of any Collateral Document, (ii) may expose the Administrative Agent to liability (unless the Administrative Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave, or instructed the Administrative Agent to give, such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

         SECTION 17. Termination of Transaction Liens; Release of Collateral.
(a) The Transaction Liens granted by each Lien Grantor shall terminate when all the Release Conditions are satisfied.

         (b) The Transaction Liens granted by the relevant Lien Grantor (w) with respect to any Specified Security shall automatically terminate upon such Lien Grantor entering into any Permitted Specified Security Hedging Transaction pursuant to which such Lien Grantor shall be required to deliver such Specified Security to the counterparty to such Permitted Specified Security Hedging Transaction, (x) with respect to any Pledged Receivables shall automatically terminate when such Receivables have become Transferred Receivables, (y) with respect to any Collateral shall automatically terminate when such Collateral becomes ADP Property and subject to the Operative Documents, and (z) with respect to any other Collateral (including, without limitation, any Equity Interests in the Borrower's Williams Communications Solutions business unit or ATL or any Subsidiary Loan Party), shall automatically terminate upon the sale, transfer, lease or other disposition of such Collateral permitted by and consummated in accordance with Section 6.05 of the Credit Agreement to a Person other than the Borrower, Holdings or one of its Subsidiaries (each, a "Permitted Collateral Sale"), so long as no Default shall have occurred and then be continuing. Such termination shall not require the consent of any Secured Party, and the Administrative Agent and any third party shall be fully protected in relying on a certificate of the Borrower as conclusive proof that (i) any particular sale of assets is a Permitted Collateral Sale, (ii) any Pledged Receivables qualify as Transferred Receivables, (iii) any Collateral has become ADP Property, (iv) any Pledged Equity Interest constitutes a Specified Security subject to a Permitted Specified Hedging Transaction and (v) no Default shall have occurred and then be continuing.

         (c) In the case of any Pledged Receivables, the Transaction Liens granted by the relevant Lien Grantor with respect to the Related Transferred Rights shall automatically terminate when such Pledged Receivables become Transferred Receivables, so long as no Default has occurred and is then continuing. Such termination shall not require the consent of any Secured Party, and the Administrative Agent shall be fully protected in relying on a certificate of the Borrower stating that any Pledged Receivables qualify as Transferred Receivables, the Administrative Agent and any third party shall be fully protected in relying on such certificate as conclusive proof that (i) the Related Transferred Rights are not Collateral and (ii) no Default shall have occurred and then be continuing.

         (d) For avoidance of doubt, the operation of subsections (b) and (c) in the event of a transfer of Pledged Receivables from a Lien Grantor to the Borrower is as follows: The Transaction Liens granted by the Lien Grantor in such Pledged Receivables and the related rights and interests in such Collateral terminate upon such transfer. However, the Borrower simultaneously acquires rights in such Collateral, and the Transaction Liens granted by the Borrower shall simultaneously attach thereto. The parties intend that any such transaction shall be a contemporaneous exchange for new value given to the Borrower.

         (e) At any time before the Transaction Liens terminate, the Administrative Agent may, at the written request of the Borrower, release any Collateral with the prior written consent of the Required Lenders (or, solely if such Collateral constitutes all or substantially all of the "Collateral" under all of the Collateral Documents then in effect, all of the Lenders).

         (f) Upon any termination of a Transaction Lien or release of Collateral as described in the foregoing subsection, the Administrative Agent will, at the expense of the relevant Lien Grantor, promptly execute and deliver to such Lien Grantor such documents as such Lien Grantor shall reasonably request (including without limitation UCC-3 termination statements) to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, and, if such Collateral consists of Equity Interests, deliver to the relevant Lien Grantor all the stock certificates evidencing such Collateral then in the possession of the Administrative Agent.

         SECTION 18. Additional Secured Obligations. The Borrower may from time to time designate its obligations or the obligations of any Subsidiary Loan Party under any Hedging Agreement with any Lender or any affiliate of any Lender as an additional Secured Obligation for purposes hereof by delivering to the Administrative Agent a certificate signed by a Financial Officer that (i) identifies such Hedging Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof and (ii) states that the Borrower's or the Subsidiary Loan Party's obligations thereunder are designated as Secured Obligations for purposes hereof.

         SECTION 19. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

         (a) in the case of any Original Lien Grantor:

                Attn: General Counsel
                Williams Communications
                One Williams Center
                Tulsa, OK 74172
                Tel: 918-573-5057
                Fax: 918-573-3005
                Email: david.newsome@wcg.com

         (b) in the case of any other Lien Grantor, its address, facsimile number or e-mail address set forth in its first Security Agreement Supplement; or

         (c) in the case of the Administrative Agent:

                Attn: Yamile Angulo, Senior Risk Control Specialist Bank of America, N.A.
                901 Main Street, 14th floor
                Dallas, TX  75202-3714
                Tel: 214-209-1229
                Fax: 214-209-0944
                Email: yamile.d.angulo@bankofamerica.com

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the Administrative Agent and the Lien Grantors in the manner specified above.

         SECTION 20. No Implied Waivers; Remedies Not Exclusive. No failure by the Administrative Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Collateral Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

         SECTION 21. Successors and Assigns. This Agreement is for the benefit of the Administrative Agent and the Secured Parties. If all or any part of any Secured Party's interest in any Secured Obligation is assigned or otherwise transferred, the transferor's rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and their respective successors and assigns, except that the Lien Grantors may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender.

         SECTION 22. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of the Required Lenders (or, solely if waiver, amendment, modification or termination (other than a termination effected by operation of Section 17(a), 17(b) or 17(c)) constitutes a release of all or substantially all of the "Collateral" under all of the Collateral Documents then in effect, all of the Lenders).

         SECTION 23. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

         SECTION 24. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY COLLATERAL DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 25. Severability. If any provision of any Collateral Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Collateral Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

         SECTION 26. Additional Lien Grantors. Any Restricted Subsidiary may become a party hereto by signing and delivering to the Administrative Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a "Lien Grantor" as defined herein.

         SECTION 27. Effectiveness. This Agreement shall become effective on and as of the time and date when the conditions set forth in the Section 5.11A of the Credit Agreement are met. For the avoidance of doubt, this Agreement shall become effective on the date hereof, but not until the time at which the Parent ceases to own at least a majority of the outstanding securities having ordinary voting power of Holdings.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    WILLIAMS COMMUNICATIONS, LLC

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS COMMUNICATIONS GROUP,
                                       INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    BANK OF AMERICA, N.A., as
                                       Administrative Agent

                                    By /s/ Pamela S. Kurtzman
                                       -----------------------------------------
                                       Title: Principal

                                    CRITICAL CONNECTIONS, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WCS COMMUNICATIONS SYSTEMS, INC.


                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WCS, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS COMMUNICATIONS OF
                                       VIRGINIA, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS COMMUNICATIONS
                                       PROCUREMENT, L.L.C.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS COMMUNICATIONS
                                       PROCUREMENT, LP

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS GLOBAL COMMUNICATIONS
                                       HOLDINGS, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS INTERNATIONAL
                                       VENTURES COMPANY

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS LEARNING NETWORK, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS LOCAL NETWORK, INC.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS TECHNOLOGY CENTER, LLC
                                       By:  Williams Communications, LLC As
                                            Sole Member.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer

                                    WILLIAMS COMMUNICATIONS
                                       AIRCRAFT, LLC
                                       By:  Williams Communications, LLC As
                                            Sole Member.

                                    By /s/ Howard S. Kalika
                                       -----------------------------------------
                                       Title: Vice President and Treasurer